Filed Pursuant to Rule 424(b)(3)

Registration No. 333-251156

PROSPECTUS ADDENDUM

(To Prospectus dated December 4, 2020)

The Charles Schwab Corporation

Debt Securities

Charles Schwab & Co., Inc. will, and other affiliates of The Charles Schwab Corporation may, use this prospectus addendum and the prospectus dated December 4, 2020 in connection with market-making transactions of debt securities that were issued under registration statement number 333-259030. The information in the prospectus included in registration statement number 333-259030 is incorporated by reference into this prospectus addendum, except to the extent that any such information has been modified or superseded by other information incorporated by reference in the prospectus dated December 4, 2020.

You should read the information incorporated in this prospectus addendum, which describes the specific terms of the offered debt securities, and the information in the prospectus dated December 4, 2020.

The date of this Prospectus Addendum is September 24, 2021